Exhibit 99.1
DATE: November 17, 2009
FROM:
Broadview Institute, Inc.
8089 Globe Drive
Woodbury, MN 55125
Kenneth J. McCarthy
Chief Financial Officer
(651) 332-8010
FOR IMMEDIATE RELEASE
Broadview Institute, Inc. Announces 2nd Quarter Results
MINNEAPOLIS, November 17 — Broadview Institute, Inc. (OTC Bulletin Board — BVII) today reported revenues from continuing operations for the second quarter ended September 30, 2009 of $4,540,850 versus $2,683,278 reported for the same period last year. The Company posted net income of $287,080, or $0.03 per basic and diluted common share, compared to a net loss of $38,954, or $(0.01) per basic and diluted common share, for the same period last year.
Year-to-date revenues totaled $8,515,672 in fiscal 2010 versus $5,512,536 for the same period last year. Net income for the six months ended September 30, 2009 totaled $643,320 or $0.08 per basic and $0.07 per diluted common share, as compared to $91,609, or $0.01 per basic and diluted common share for the same period in the previous year.
“This is an exciting time for our students, employees and shareholders,” said Terry Myhre, the Company’s Chairman. “Utah Career College (UCC) increased enrollment for Fall Quarter of 2009 by roughly 46% over the same academic quarter for the previous year. The enrollment growth is a combination of increased enrollment at our mature campuses, new students enrolled at our newest branch campus in Orem, Utah, and the introduction of fully online programs offered by UCC.”
“In the coming year, we anticipate opening an additional branch campus, increasing our program offerings, and rebranding our schools to allow us the opportunity to attract prospective students from virtually anywhere in the world,” Myhre added. “Furthermore, we expect our company to remain profitable throughout this planned growth phase.”

Condensed Consolidated Statements of Operations Data

	Three Months Ended		Six Months Ended
	September 30,		September 30,
	2009	2008	2009	2008

REVENUES	$4,540,850	$2,683,278	$8,515,672	$5,512,536

OPERATING EXPENSES
Educational services and facilities	2,953,565	1,962,909	5,560,226	3,961,760
Selling, general and administrative expenses	1,101,436	802,359	1,916,609	1,477,670

TOTAL OPERATING EXPENSES	4,055,001	2,765,268	7,476,835	5,439,430

OPERATING INCOME (LOSS)	485,849	(81,990)	1,038,837	73,106

OTHER INCOME	5,558	10,747	11,099	22,780

INCOME (LOSS) BEFORE INCOME TAXES	491,407	(71,243)	1,049,936	95,886

INCOME TAX EXPENSE (BENEFIT)	204,327	(32,289)	406,616	4,277

NET INCOME (LOSS)	$287,080	$(38,954)	$643,320	$91,609

BASIC NET INCOME (LOSS) PER SHARE	$0.03	$(0.01)	$0.08	$0.01

DILUTED NET INCOME (LOSS) PER SHARE	$0.03	$(0.01)	$0.07	$0.01

Condensed Consolidated Balance Sheets

	September 30,	March 31,
	2009	2009

Current Assets	$4,867,805	$3,603,064
Total Assets	7,378,022	6,313,861
Current Liabilities	1,143,408	748,042
Total Liabilities	1,400,500	979,659
Stockholders’ Equity	5,977,522	5,334,202

ABOUT BROADVIEW INSTITUTE
Broadview Institute, Inc. offers career-focused post-secondary education services through its wholly-owned subsidiary, C Square Educational Enterprises, Inc. (d/b/a Utah Career College). Utah Career College has campuses located in the Utah cities of West Jordan, Layton and Orem and is accredited by the Accrediting Commission of Career Schools and Colleges, formerly the Accrediting Commission of Career Schools and Colleges of Technology, to award diplomas and Associate in Applied Science and Bachelor of Science degrees for multiple business and healthcare careers. UCC delivers its career-focused education to students through traditional classroom settings as well as through online instruction.
The Company is publicly traded on the OTC Bulletin Board under the trading symbol BVII.

For additional information, please contact:	Kenneth J. McCarthy
Chief Financial Officer
(651) 332-8010 (phone)
kmccarthy@globeuniversity.edu
Cautionary Statements
This release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements provide current expectations or forecasts of future events and can be identified by the use of terminology such as “believe,” “estimate,” “expect,” “intend,” “may,” “could,” “will,” and similar words or expressions. Any statement that is not based upon historical facts should be considered a forward-looking statement. Forward-looking statements cannot be guaranteed and actual results may vary materially due to the uncertainties and risks, known and unknown, associated with such statements. Factors affecting the forward-looking statements in this release include those risks described from time to time in our reports to the Securities and Exchange Commission (including our Annual Report on Form 10-K). Investors should not consider any list of such factors to be an exhaustive statement of all of the risks, uncertainties or potentially inaccurate assumptions investors should take into account when making investment decisions. Shareholders and other readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date on which they are made. We undertake no obligation to update publicly or revise any forward-looking statements.
For further information regarding risks and uncertainties associated with Broadview Institute’s business, please refer to the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of Broadview Institute’s SEC filings, including, but not limited to, its annual report on Form 10-K and quarterly reports on Form 10-Q, copies of which may be obtained by contacting Broadview Institute at (651) 332-8010.
All information in this release is as of November 17, 2009. The company undertakes no duty to update any forward-looking statement to conform the statement to actual results or changes in the company’s expectations.